For period ended 12/31/2007
Registrant Name: American Beacon Mileage Funds
File Number: 811-9018


EXHIBIT 99.906CERT


Douglas G. Herring and Rebecca L. Harris, respectively, the President and Treasurer of the American Beacon Mileage Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended December 31, 2007 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Douglas G. Herring                    /s/ Rebecca L. Harris
--------------------                      ---------------------
Douglas G. Herring                        Rebecca L. Harris
President                                 Treasurer
American Beacon Mileage Funds             American Beacon Mileage Funds

Date: March 7, 2008


A signed original of this written statement required by Section 906 has been provided to American Beacon Mileage Funds and will be retained by American Beacon Mileage Funds and furnished to the Securities and Exchange Commission or its staff upon request.